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                                                           EXHIBIT (f)(1)

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ENDESA-CHILE PROJECT
  STRATEGIC RATIONALE                                         [DUKE ENERGY LOGO]
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       [ ] Single best opportunity for Duke Energy growth of EBIT, EPS and strategic platform in Latin America

       [ ] Controlling interest of a going concern entity in a traditionally non-competitive environment at essentially asset value

       [ ] Analysis of available information over longer period of time than competition

       [ ] Ability to leverage skill sets of both Duke Energy and Endesa-Chile to position Duke Energy as the first truly regional power generation and energy trading and marketing company

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ENDESA-CHILE PROJECT
  ASSET DESCRIPTION                                           [DUKE ENERGY LOGO]
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
    *  DUKE ASSETS

    *  ENDESA-CHILE                                      ENDESA-CHILE
       ASSETS
                                                         [ ] ARGENTINA: Costanera 1,140
DUKE ENERGY                                                  MW (thermal), CBA 320 MW
                                                             (thermal), El Chocon 1,320 MW
[ ] ARGENTINA: Piedra del Aguila                             (hydro)
    1,400 MW
                                                         [ ] BRAZIL: Cachoeira Dourada 658
[ ] CHILE: Nueva Renca 370 MW              [MAP]             MW (hydro), Argentina-Brazil
                                                             Elec. Trans. (2,000MW)
[ ] ECUADOR: Electroquil 168 MW
                                                         [ ] CHILE: 3,000 MW (2,674 hydro,
[ ] PERU: Blocks 85, 40, 41(E&P),                            326 Thermal), 560 mi Argentina
    Aguaytia (125 mi. Gas Trans.                             -Chile Gas Trans. Line (Atacama)
    and 245 mi. Elec. Trans. and
     155MW)                                              [ ] COLOMBIA: Betania 540 MW
                                                             (Hydro/Thermal), Emgesa 2,458
                                                             MW (Hydro)

                                                         [ ] PERU: Edegal 809 MW
                                                             (five hydro, one thermal)

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